EXHIBIT 99.1

News Release
For Further Information Contact:    Investors
                                    Maire A. Baldwin
                                    (713) 651-6EOG (651-6364)

                                    Media and Investors
                                    Elizabeth M. Ivers
                                    (713) 651-7132


EOG RESOURCES REPORTS THIRD QUARTER 2003 NET INCOME AVAILABLE TO
COMMON OF $115 MILLION

FOR IMMEDIATE RELEASE:  Monday, November 3, 2003

     HOUSTON - EOG Resources, Inc. (EOG) today reported third quarter 2003 net income available to common of $114.7 million, or $0.99 per share. This compares to third quarter 2002 net income available to common of $26.1 million, or $0.22 per share.

     The results for third quarter 2003 included a previously disclosed $23.6 million ($15.2 million after tax, or $0.13 per share) gain on the mark-to-market of commodity price transactions. During the quarter, the net cash outflow from the settlement of third quarter commodity price transactions and premium payments associated with certain 2004 natural gas financial collar contracts was $10.0 million ($6.5 million after tax, or $0.06 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common for the quarter was $93.0 million, or $0.80 per share. Similarly, EOG's third quarter 2002 results included a $7.8 million ($5.1 million after tax, or $0.04 per share) loss on mark-to-market commodity price transactions and net cash outflows from the settlement of commodity price transactions of $2.9 million ($1.9 million after tax, or $0.01 per share). Reflecting these items, third quarter 2002 adjusted non-GAAP net income available to common was $29.3 million, or $0.25 per share. (Please refer to the table below for the reconciliation of net income available to common to adjusted non-GAAP net income available to common.)

     On October 1, 2003, EOG closed the largest acquisition in its history. The $320 million transaction was majority funded with internally generated cash flow. The purchase increases EOG's Canadian drilling inventory, primarily in shallow natural gas properties in southern Alberta and complements the company's existing Canadian assets by providing incremental reserve potential. Also as a result of the transaction, EOG significantly increased its coal bed methane acreage position in the Twining Field. Based on favorable results from initial production testing of this acreage, EOG is planning a pilot development program in 2004.

     In South Texas, EOG recently made two significant discoveries in the Frio and Wilcox sands with three successful exploration wells. These wells are expected to add combined new production of 30 million cubic feet per day (MMcfd) of natural gas and 2,000 barrels of condensate per day, net by mid-December. EOG plans additional drilling in the fourth quarter 2003 to further delineate these discoveries.

     Also during the third quarter, EOG announced a discovery in the Southern Gas Basin of the United Kingdom North Sea that may contain up to 110 billion cubic feet of natural gas reserves. EOG has a 30 percent working interest in this well, its second successful North Sea farm-in. Production from the well, that encountered 196 feet of pay, is expected to begin in the second half of 2004. To date, EOG's strategy of allocating a moderate amount of capital to North Sea exploration has proved successful with two of three wells resulting in natural gas discoveries, adding to EOG's long-term international production growth.

     In addition, EOG further confirmed reserves in the Oilbird Field with a recent well drilled in the SECC Block off the southeast coast of Trinidad. EOG will soon spud the second well in a nine-month Trinidad drilling campaign aimed at finding significant additional reserves to further pursue new gas markets. Simultaneously, negotiations are under way to supply approximately 125 MMcfd of natural gas to the M5000 Methanol Plant in Trinidad that is currently under construction and expected to start up in mid-2005.

      "Based on our strong operational success in 2003, EOG has recently laid out longer term production growth targets of 6.5 percent in 2004, 10 percent in 2005 and 7 percent in 2006.
North American natural gas will continue to be a key component of this growth," stated Mark G. Papa, Chairman and Chief Executive Officer. "EOG is one of a few large cap E&P companies that has organically grown year over year domestic gas production each of the last four quarters and we expect to grow North American gas production 6.5 percent in 2004. We are well positioned to attain the targets we have set forth for the coming years while maintaining our focus on rate of return."

     At September 30, 2003, EOG's debt-to-total capitalization ratio was 32.5 percent with $184 million of cash on the balance sheet. The debt-to-total capitalization ratio at year-end, subsequent to the funding of the acquisition in Canada and factoring in recent commodity prices, is expected to be in the range of 34 to 37 percent.

Conference Call Scheduled for November 4, 2003

     EOG's third quarter 2003 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) Tuesday, November 4, 2003. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through November 18, 2003.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States and is the operator of substantial proved reserves in the U.S., Canada and offshore Trinidad. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to terrorist activities; acts of war; and financial market conditions.
In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2002, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330. In addition, reconciliation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.

                                EOG RESOURCES, INC.
                                 FINANCIAL REPORT
                       (Unaudited; in millions except per share)

                                                             Quarter                Nine Months
                                                        Ended September 30      Ended September 30
                                                         2003       2002         2003       2002

Net Operating Revenues                                 $  458.7   $  279.9   $  1,348.1   $  756.6

Net Income Available to Common                         $  114.7   $   26.1   $    347.4   $   34.5

Net Income Per Share Available to Common
  Basic                                                $   1.00   $   0.23   $     3.03   $   0.30
  Diluted                                              $   0.99   $   0.22   $     2.99   $   0.29

Average Number of Shares Outstanding
  Basic                                                   114.6      115.6        114.5      115.6
  Diluted                                                 116.4      117.1        116.3      117.3

                                SUMMARY INCOME STATEMENTS
                                (Unaudited; in thousands)
                                                             Quarter               Nine Months
                                                        Ended September 30     Ended September 30
                                                         2003       2002        2003        2002
Net Operating Revenues
  Natural Gas                                          $365,064   $224,018   $1,176,798   $631,874
  Crude Oil, Condensate and Natural Gas Liquids          67,664     62,121      204,643    165,531
  Gains (Losses) on Mark-to-market Commodity
   Derivative Contracts                                  23,628     (7,849)     (37,346)   (41,451)
  Other, Net                                              2,368      1,589        4,052        651
     Total                                              458,724    279,879    1,348,147    756,605
Operating Expenses
  Lease and Well                                         54,431     45,727      156,390    129,956
  Exploration Costs                                      17,812     12,824       57,409     41,514
  Dry Hole Costs                                          8,876      9,094       18,932     32,336
  Impairments                                            26,117     11,802       63,548     34,548
  Depreciation, Depletion and Amortization              110,438    100,208      320,578    292,624
  General and Administrative                             26,379     21,582       71,734     64,283
  Taxes Other Than Income                                21,359     16,932       63,247     50,980
     Total                                              265,412    218,169      751,838    646,241
Operating Income                                        193,312     61,710      596,309    110,364

Other Income (Expense), Net                               1,924        (74)       4,756     (2,800)

Income Before Interest Expense and Income Taxes         195,236     61,636      601,065    107,564

Interest Expense, Net                                    15,632     18,770       44,757     45,003

Income Before Income Taxes                              179,604     42,866      556,308     62,561

Income Tax Provision                                     62,185     13,979      193,542     19,807

Net Income Before Cumulative Effect of Change
 in Accounting Principle                                117,419     28,887      362,766     42,754

Cumulative Effect of Change in Accounting Principle,
 Net of Tax                                                   -          -       (7,131)         -

Net Income                                              117,419     28,887      355,635     42,754

Preferred Stock Dividends                                 2,758      2,758        8,274      8,274

Net Income Available to Common                         $114,661   $ 26,129   $  347,361   $ 34,480


                                 EOG RESOURCES, INC.
                                OPERATING HIGHLIGHTS
                                      (Unaudited)
                                                    Quarter           Nine Months
                                              Ended September 30   Ended September 30
                                                2003       2002     2003      2002

Wellhead Volumes and Prices

Natural Gas Volumes (MMcf/d)
  United States                                   644       630       641       631
  Canada                                          152       152       154       152
     North America                                796       782       795       783
  Trinidad                                        155       164       152       128
     Total                                        951       946       947       911

Average Natural Gas Prices ($/Mcf)
  United States                               $  4.78   $  2.75   $  5.25   $  2.68
  Canada                                         4.47      2.17      4.80      2.41
     North America Composite                     4.72      2.63      5.16      2.63
  Trinidad                                       1.34      1.09      1.33      1.19
     Composite                                   4.17      2.37      4.54      2.43

Crude Oil/Condensate Volumes (MBD)
  United States                                  18.0      18.1      17.9      19.1
  Canada                                          2.3       2.2       2.2       2.0
     North America                               20.3      20.3      20.1      21.1
  Trinidad                                        2.5       2.9       2.4       2.2
     Total                                       22.8      23.2      22.5      23.3

Average Crude Oil/Condensate Prices ($/Bbl)
  United States                               $ 29.43   $ 27.50   $ 30.22   $ 24.05
  Canada                                        28.11     25.83     28.86     23.19
     North America Composite                    29.28     27.33     30.07     23.97
  Trinidad                                      26.80     24.22     28.75     22.47
     Composite                                  29.01     26.93     29.93     23.82

Natural Gas Liquids Volumes (MBD)
  United States                                   2.9       2.7       3.0       3.1
  Canada                                          0.8       0.7       0.6       0.8
     Total                                        3.7       3.4       3.6       3.9

Average Natural Gas Liquids Prices ($/Bbl)
  United States                               $ 20.53   $ 15.92   $ 21.16   $ 13.72
  Canada                                        18.23     11.23     18.80     10.05
     Composite                                  20.06     14.96     20.76     13.03

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                   770       755       766       765
  Canada                                          170       169       172       168
     North America                                940       924       938       933
  Trinidad                                        170       181       166       141
     Total                                      1,110     1,105     1,104     1,074

Total Bcfe Deliveries                           102.1     101.7     301.5     293.2

                               EOG RESOURCES, INC.
                             SUMMARY BALANCE SHEETS
                        (In thousands, except share data)


                                                             September 30,   December 31,
                                                                 2003            2002
                                                              (Unaudited)
                                   ASSETS
Current Assets
  Cash and Cash Equivalents                                  $   184,489    $     9,848
  Accounts Receivable, net                                       274,834        259,308
  Inventories                                                     20,788         18,928
  Assets from Price Risk Management Activities                     7,769              -
  Other                                                           70,096        106,708
  Total                                                          557,976        394,792

Oil and Gas Properties (Successful Efforts Method)             7,495,980      6,750,095
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                               (3,792,187)    (3,428,547)
    Net Oil and Gas Properties                                 3,703,793      3,321,548
Other Assets                                                     164,293         97,666
Total Assets                                                 $ 4,426,062    $ 3,814,006

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                           $   252,211    $   201,931
  Accrued Taxes Payable                                           38,720         23,170
  Dividends Payable                                                6,151          5,007
  Liabilities from Price Risk Management Activities                2,031          5,939
  Other                                                           54,815         40,304
  Total                                                          353,928        276,351


Long-Term Debt                                                 1,010,822      1,145,132
Other Liabilities                                                163,855         59,180
Deferred Income Taxes                                            797,010        660,948

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares Authorized:
    Series B, 100,000 Shares Issued, Cumulative,
     $100,000,000 Liquidation Preference                          98,530         98,352
    Series D, 500 Shares Issued, Cumulative,
     $50,000,000 Liquidation Preference                           49,782         49,647
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
   and 124,730,000 Shares Issued                                 201,247        201,247
  Additional Paid In Capital                                       2,801              -
  Unearned Compensation                                          (19,712)       (15,033)
  Accumulated Other Comprehensive Income (Loss)                   40,481        (49,877)
  Retained Earnings                                            2,055,248      1,723,948
  Common Stock Held in Treasury, 9,664,122 shares
   at September 30, 2003 and 10,009,740 shares at
   December 31, 2002                                            (327,930)      (335,889)
      Total Shareholders' Equity                               2,100,447      1,672,395

Total Liabilities and Shareholders' Equity                   $ 4,426,062    $ 3,814,006

                              EOG RESOURCES, INC.
                      SUMMARY STATEMENTS OF CASH FLOWS
                           (Unaudited; in thousands)

                                                                      Quarter                Nine Months
                                                                Ended September 30       Ended September 30
                                                                 2003        2002         2003        2002
CASH FLOWS FROM OPERATING ACTIVITIES
Reconciliation of Net Income to Net Operating Cash Inflows:
  Net Income                                                  $ 117,419   $  28,887   $  355,635   $  42,754
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization                  110,438     100,208      320,578     292,624
      Impairments                                                26,117      11,802       63,548      34,548
      Deferred Income Taxes                                      43,456      34,501      123,431      38,225
      Cumulative Effect of Change in Accounting Principle             -           -        7,131           -
      Other, Net                                                  2,798       9,715        6,763      16,102
  Exploration Costs                                              17,812      12,824       57,409      41,514
  Dry Hole Costs                                                  8,876       9,094       18,932      32,336
  Mark-to-market Commodity Derivative Contracts
      Total (Gains) Losses                                      (23,628)      7,849       37,346      41,451
      Realized Losses                                            (8,611)     (2,913)     (47,700)    (11,741)
      Collar Premium                                             (1,365)          -       (1,365)          -
  Tax Benefits From Stock Options Exercised                       2,223       1,813        7,025       4,216
  Other, Net                                                       (605)     (2,552)       2,894      (1,538)
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                        28,515      10,624      (15,905)        902
      Inventories                                                (1,816)     (1,045)      (1,860)        768
      Accounts Payable                                           25,675       5,494       50,028     (45,292)
      Accrued Taxes Payable                                      30,483     (34,712)      46,854     (38,303)
      Other Liabilities                                           2,934         536        1,783        (919)
      Other, Net                                                 (4,348)      6,265        3,989     (19,662)
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                      (15,133)     (9,450)     (22,064)     35,046
NET OPERATING CASH INFLOWS                                      361,240     188,940    1,014,452     463,031

INVESTING CASH FLOWS
  Additions to Oil and Gas Properties                          (239,779)   (189,273)    (564,825)   (541,034)
  Exploration Costs                                             (17,812)    (12,824)     (57,409)    (41,514)
  Dry Hole Costs                                                 (8,876)     (9,094)     (18,932)    (32,336)
  Proceeds from Sales of Assets                                   2,611       1,714       12,361       6,334
  Changes in Components of Working Capital Associated
   with Investing Activities                                     15,344       9,460       22,223     (35,590)
  Other, Net                                                    (71,645)    (14,229)     (70,366)    (14,017)
NET INVESTING CASH OUTFLOWS                                    (320,157)   (214,246)    (676,948)   (658,157)

FINANCING CASH FLOWS
  Long-Term Debt Borrowings (Repayments)                              -      55,025     (134,310)    234,899
  Dividends Paid                                                 (8,398)     (7,301)     (22,878)    (21,878)
  Treasury Stock Purchased                                            -     (24,288)     (21,295)    (24,288)
  Proceeds from Stock Options Exercised                           2,987         758       17,717      13,831
  Other, Net                                                     (2,150)       (312)      (2,097)     (2,168)
NET FINANCING CASH INFLOWS (OUTFLOWS)                            (7,561)     23,882     (162,863)    200,396

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 33,522      (1,424)     174,641       5,270
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                150,967       9,206        9,848       2,512
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $ 184,489   $   7,782   $  184,489   $   7,782


                              EOG RESOURCES, INC.
      ADJUSTED (Non-GAAP) NET INCOME AVAILABLE TO COMMON RECONCILIATION
                   (Unaudited; in thousands, except per share)


The following chart adjusts reported third quarter and nine months ended September 30 net income to reflect actual cash realized from previously disclosed oil and gas hedges, to eliminate the mark-to-market loss or gain from these previously disclosed oil and gas hedges and to eliminate the after tax impact of the cumulative effect of change in accounting principle. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.

                                                           Quarter           Nine Months
                                                     Ended September 30   Ended September 30
                                                      2003       2002       2003       2002

Reported Net Income Available to Common             $114,661   $ 26,129   $347,361   $ 34,480

Add:  Mark-to-Market (MTM) Commodity
 Derivative Contracts Impact
  Total (Gains) Losses                               (23,628)     7,849     37,346     41,451
  Realized Losses                                     (8,611)    (2,913)   (47,700)   (11,741)
  Collar Premium                                      (1,365)         -     (1,365)         -
     Subtotal                                        (33,604)     4,936    (11,719)    29,710

  After tax MTM Impact                               (21,624)     3,176     (7,541)    19,118

Add: Cumulative Effect of Change in Accounting
 Principle, Net of Tax                                     -          -      7,131          -

Adjusted Net Income Available to Common for MTM
  Commodity Derivative Contracts and Change in
  Accounting  Principle Impacts                     $ 93,037   $ 29,305   $346,951   $ 53,598

Adjusted Net Income Per Share Available to Common
  Basic                                             $   0.81   $   0.25   $   3.03   $   0.46
  Diluted                                           $   0.80   $   0.25   $   2.98   $   0.46

Average Number of Shares Outstanding
  Basic                                              114,616    115,621    114,489    115,555
  Diluted                                            116,370    117,078    116,284    117,267


                          EOG RESOURCES, INC.
  DISCRETIONARY CASH FLOW AVAILABLE TO COMMON RECONCILIATION (Non-GAAP)
                       (Unaudited; in thousands)


The following chart reconciles third quarter and nine months ended September 30 net operating cash flows to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust operating cash inflows for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                               Quarter              Nine Months
                                                          Ended September 30     Ended September 30
                                                           2003       2002         2003       2002

Net Operating Cash Inflows                               $361,240   $188,940   $1,014,452   $463,031

Adjustments
   Changes in Components of Working Capital
    and Other Liabilities
      Accounts Receivable                                 (28,515)   (10,624)      15,905       (902)
      Inventories                                           1,816      1,045        1,860       (768)
      Accounts Payable                                    (25,675)    (5,494)     (50,028)    45,292
      Accrued Taxes Payable                               (30,483)    34,712      (46,854)    38,303
      Other Liabilities                                    (2,934)      (536)      (1,783)       919
      Other, Net                                            4,348     (6,265)      (3,989)    19,662
   Changes in Components of Working Capital Associated
    with Investing and Financing Activities                15,133      9,450       22,064    (35,046)
   Preferred Dividends                                     (2,758)    (2,758)      (8,274)    (8,274)

Discretionary Cash Flow Available to Common              $292,172   $208,470   $  943,353   $522,217